UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2014

Morgan Stanley
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11758	36-3145972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 1, 2014, the Compensation, Management Development and Succession (‘CMDS’) Committee of the Board of Directors approved an approach for awards of discretionary incentive compensation for the 2014 performance year to be granted in 2015 that would reduce the average deferral of such awards from an approximate 80% to an approximate 50% level (with higher compensated employees continuing to be subject to higher deferral levels).  Additionally, the CMDS Committee approved the acceleration of vesting for certain outstanding deferred cash-based incentive compensation awards (excluding awards held by the Company’s executive officers and other Operating Committee members), such that those awards vested as of December 1, 2014.  The deferred cash-based incentive compensation awards subject to accelerated vesting will be distributed on their regularly scheduled future distribution dates and will continue to be subject to cancellation and clawback provisions. With its business strategy in place and greater financial stability, the Company is in a position to change the level of deferrals, making the Company’s practice more consistent with deferral levels at the Company’s global competitors.

Although 2014 compensation decisions have not yet been made, the impact of the above noted changes could increase compensation and benefits expense by up to approximately $1.2 billion for the three-month period and full year ending December 31, 2014.  However, the amortization expense that would otherwise have been associated with the discretionary incentive compensation awards subject to these changes will not be reflected in future periods.  As in past years, decisions on individual awards of discretionary incentive compensation for the 2014 performance year will be based on the performance of the Company, the division and the individual.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made and which reflect management’s current estimates, projections, expectations or beliefs and which are subject to risks and uncertainties that may cause actual results to differ materially.  The forward-looking statements contained in this report relating to the impact of the newly approved deferral approach on compensation and benefits expense in future periods are based on management’s current expectations and do not represent projections for compensation and benefits expense or of any other line item or financial or operating metric for any future period. For a discussion of additional risks and uncertainties that may affect the future results of the Company, please see “Forward-Looking Statements” immediately preceding Part I, Item 1, “Competition” and “Supervision and Regulation” in Part I, Item 1, “Risk Factors” in Part I, Item 1A, “Legal Proceedings” in Part I, Item 3, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 and “Quantitative and Qualitative Disclosures about Market Risk” in Part II, Item 7A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and other items throughout the Form 10-K and the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MORGAN STANLEY (Registrant)

Date: December 5, 2014	By:	/s/ Paul C. Wirth
		Name:	Paul C. Wirth
		Title:	Deputy Chief Financial Officer